ADVISOR'S FUND

                           ADMINISTRATIVE SERVICES AND
                            TRANSFER AGENCY AGREEMENT


This Agreement is made as of this ____ day of __________, 1998, by and between the Advisor's Fund, a Kansas corporation ("Fund"), and Security Management
Company, LLC, a Kansas limited liability company ("SMC, LLC"), located in Topeka, Kansas.

WHEREAS, the Fund is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act") ; and

WHEREAS, Security Management Company, LLC is willing to provide general administrative, fund accounting, transfer agency, and dividend disbursing services to PCG Aggressive Growth Series, PCG Growth Series, SIM Growth Series and SIM Conservative Growth Series (the "Series") of the Fund under the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and mutual agreements made herein, the parties agree as follows:

   1.    Employment of Security Management Company, LLC

         SMC, LLC will provide the Series with general administrative, fund accounting, transfer agency, and dividend disbursing services described and set forth in Schedule A attached hereto and made a part of this Agreement by reference. SMC, LLC agrees to maintain sufficient trained personnel, equipment and supplies to perform such services in conformity with the current prospectus of the Series and such other reasonable standards of performance as the Fund may from time to time specify, and otherwise in an accurate, timely and efficient manner.

   2.    Compensation

         As consideration for the services described in Section A, the Fund agrees to pay SMC, LLC a fee as described and set forth in Schedule B attached hereto and made a part of this Agreement by reference, as it may be amended from time to time, such fee to be calculated and accrued daily and payable monthly.

   3.    Expenses

         A. Expenses of SMC, LLC. SMC, LLC shall pay all of the expenses incurred in providing the Series the services and facilities described in this agreement, whether or not such expenses are billed to SMC, LLC or the Fund, except as otherwise provided herein.

         B. Expenses of Series. Expenses to be incurred in the operation of the Series shall be borne by the Series, except as provided by
               Section 3.A. Expenses to be borne by the Series include, but are not limited to, taxes; interest; brokerage fees and commissions, if any; fees of directors who are not "interested persons" of the Fund as that term is defined in the 1940 Act; Securities and Exchange Commission ("SEC") fees and state Blue Sky qualification fees; advisory and administration fees; charges of custodians, transfer and dividend disbursing agents; insurance premiums; outside auditing and legal expenses; costs of maintenance of "corporate existence"; costs of preparation and transmission of registration statements and other SEC filings; typesetting and printing of prospectuses for regulatory purposes and for distribution to shareholders of the Fund; costs of shareholders' reports and corporate meetings; and any extraordinary expenses.


   4.    Insurance

         The Fund and SMC, LLC agree to procure and maintain, separately or as joint insureds with themselves, their directors, employees, agents and others, and other investment companies for which SMC, LLC acts as investment advisor and transfer agent, a policy or policies of insurance against loss arising from breaches of trust, errors and omissions, and a fidelity bond meeting the requirements of the 1940 Act, in the amounts and with such deductibles as may be agreed upon from time to time, and to pay such portions of the premiums therefor as amount of the coverage attributable to each party is to the aggregate amount of the coverage for all parties or, with respect to the errors and omissions coverage, on the basis of the respective insureds' net assets or other reasonable basis.

   5.    Registration and Compliance

         A. SMC, LLC represents that as of the date of this agreement it is registered as a transfer agent with the Securities and Exchange Commission ("SEC") pursuant to Subsection 17A of the Securities Exchange Act of 1934 and the rules and regulations thereunder, and agrees to maintain said registration and comply with all of the requirements of said Act, rules and regulations so long as this Agreement remains in force.

         B. The Fund represents that it is a diversified management investment company registered with the SEC in accordance with the 1940 Act and the rules and regulations thereunder, and authorized to sell its shares pursuant to the 1940 Act, the Securities Act of 1933 and the rules and regulations thereunder.

   6.    Liability and Indemnification

         SMC, LLC shall be liable for any actual losses, claims, damages or expenses (including any reasonable counsel fees and expenses) resulting from SMC, LLC's bad faith, willful misfeasance, reckless disregard of its obligations and duties, negligence or failure to properly perform any of its responsibilities or duties under this Agreement. SMC, LLC shall not be liable and shall be indemnified and held harmless by the Fund, for any claim, demand or action brought against it arising out of, or in connection with:

         A. Bad faith, willful misfeasance, reckless disregard of its duties or negligence of the Board of Directors of the Fund, or SMC, LLC's acting upon any instructions properly executed and authorized by the Board of Directors of the Fund;

         B. SMC, LLC acting in reliance upon advice given by independent counsel retained by the Board of Directors of the Fund.

         In the event that SMC, LLC requests the Fund to indemnify or hold it harmless hereunder, SMC, LLC shall use its best efforts to inform the Fund of the relevant facts concerning the matter in question. SMC, LLC shall use reasonable care to identify and promptly notify the Fund concerning any matter which presents, or appears likely to present, a claim for indemnification against the Fund.

         The Fund shall have the election of defending SMC, LLC against any claim which may be the subject of indemnification hereunder. In the event the Fund so elects, it will so notify SMC, LLC and thereupon the Fund shall take over defenses of the claim, and if so requested by the Fund, SMC, LLC shall incur no further legal or other claims related thereto for which it would be entitled to indemnity hereunder provided, however, that nothing herein contained shall prevent SMC, LLC from retaining, at its own expense, counsel to defend any claim. Except with the Fund's prior consent, SMC, LLC shall in no event confess any claim or make any compromise in any matter in which the Fund will be asked to indemnify or hold SMC, LLC harmless hereunder.

                Punitive Damages. SMC, LLC shall not be liable to the Fund, or any third party, for punitive, exemplary, indirect, special or consequential damages (even if SMC, LLC has been advised of the possibility of such damages) arising from its obligations and the services provided under this agreement, including but not limited to loss of profits, loss of use of the shareholder accounting system, cost of capital and expenses of substitute facilities, programs or services.

                Force Majeure. Anything in this Agreement to the contrary notwithstanding, SMC, LLC shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, earthquake, acts of God, insurrection, war, riot, failure of communication or interruption.

   7.    Delegation of Duties

         SMC, LLC may, at its discretion, delegate, assign or subcontract any of the duties, responsibilities and services governed by this Agreement to its affiliate, Security Benefit Group, Inc., whether or not by formal written agreement, or to any third party, provided that such arrangement with a third party has been approved by the Board of
         Directors  of the  Fund.  SMC,  LLC  shall,  however,  retain  ultimate responsibility  to  the  Fund,  and  shall  implement  such  reasonable procedures as may be necessary, for assuring that any duties, responsibilities or services so assigned, subcontracted or delegated are performed in conformity with the terms and conditions of this Agreement.

   8.    Amendment

         This Agreement and the schedules forming a part hereof may be amended at any time, without shareholder approval, by a writing signed by each of the parties hereto. Any change in the Fund's registration statements or other documents of compliance or in the forms relating to any plan, program or service offered by its current prospectus which would require a change in SMC, LLC's obligations hereunder shall be subject to SMC, LLC's approval, which shall not be unreasonably withheld.

   9.    Termination

         This Agreement may be terminated by either party without cause upon 120 days' written notice to the other, and at any time for cause in the event that such cause remains unremedied for more than 30 days after receipt by the other party of written specification of such cause.

         In the event the Fund designates a successor to any of SMC, LLC's obligations hereunder, SMC, LLC shall, at the expense and pursuant to the direction of the Fund, transfer to such successor all relevant books, records and other data of the Fund in the possession or under the control of SMC, LLC.

  10.    Severability

         If any clause or provision of this Agreement is determined to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, then such clause or provision shall be considered severed herefrom and the remainder of this Agreement shall continue in full force and effect.

  11.    Term

         This Agreement initially shall become effective upon its approval by a majority vote of the Board of Directors of the Fund, including a majority vote of the Directors who are not "interested persons" of the Fund or SMC, LLC, as defined in the 1940 Act, and shall continue until terminated pursuant to its provisions.

  12.    Applicable Law

         This Agreement shall be subject to and construed in accordance with the laws of the State of Kansas.


                                       SECURITY MANAGEMENT COMPANY, LLC

                                       --------------------------------
                                       By: James R. Schmank, President


ATTEST:


---------------------------
  Amy J. Lee, Secretary

                                        ADVISOR'S FUND

                                        --------------------------------
                                        By: John D. Cleland, President

ATTEST:


---------------------------
  Amy J. Lee, Secretary

                                 ADVISOR'S FUND

                           ADMINISTRATIVE SERVICES AND
                            TRANSFER AGENCY AGREEMENT

                                   SCHEDULE A


Security Management Company, LLC agrees to provide the Series the following Administrative facilities and services:

1.   Fund and Portfolio Accounting

     A.   Maintenance of Fund General Ledger and Journal.

     B.   Preparing and recording disbursements for direct series expenses.

     C.   Preparing daily money transfers.

     D.   Reconciliation of all Series bank and custodian accounts.

     E.   Assisting Fund independent auditors as appropriate.

     F.   Prepare daily projection of available cash balances.

     G. Record trading activity for purposes of determining net asset values and daily dividend.

     H.   Prepare  daily   portfolio   evaluation   report  to  value  portfolio
          securities and determine daily accrued income.

     I.   Determine the daily net asset value per share.

     J. Determine the daily, monthly, quarterly, semiannual or annual dividend per share.

     K.   Prepare   monthly,   quarterly,   semiannual   and  annual   financial
          statements.

     L. Provide financial information for reports to the Securities and Exchange Commission in compliance with the provisions of the 1940 Act and the Securities Act of 1933, the Internal Revenue Service and other regulatory agencies as required.

     M. Provide financial, yield, net asset value, etc. information to NASD and other survey and statistical agencies as instructed by the Fund.

     N.   Report  to  the  Audit  Committee  of  the  Board  of  Directors,   if
          applicable.

2.   Administrative

     A. Provide registration and other administrative services necessary to qualify the shares of the Series for sale in those jurisdictions determined from time to time by the Fund's Board of Directors (commonly known as "Blue Sky Registration").

     B. Provide registration with and reports to the Securities and Exchange Commission in compliance with the provisions of the 1940 Act and the Securities Act of 1933.

     C. Prepare and review Series prospectus and Statement of Additional Information.

     D. Prepare proxy statements and oversee proxy tabulation for annual meetings.

     E.   Prepare Board materials and maintain minutes of Board meetings.

     F. Draft, review and maintain contractual agreements between Fund and Investment Advisor, Custodian, Distributor and Transfer Agent.

     G.   Oversee   printing   of  proxy   statements,   financial   reports  to
          shareholders, prospectuses and Statements of Additional Information.

     H. Provide oversight regarding shareholder transactions, administrative services, compliance with contractual agreements and the provisions of the 1940 Act and the Securities Act of 1933.

           SCHEDULE OF SHARE TRANSFER AND DIVIDEND DISBURSING SERVICES

Security Management Company, LLC agrees to provide the Series the following transfer agency and dividend disbursing services:

1.   Maintenance of shareholder accounts, including processing of new accounts.

2.   Posting  address  changes  and  other  file   maintenance  for  shareholder
     accounts.

3.   Posting all transactions to the shareholder file, including:

     A.   Direct purchases

     B.   Wire order purchases

     C.   Direct redemptions

     D.   Wire order redemptions

     E.   Draft redemptions

     F.   Direct exchanges

     G.   Transfers

     H.   Certificate issuances

     I.   Certificate deposits

4.   Monitor fiduciary processing, insuring accuracy and deduction of fees.

5. Prepare daily reconciliations of shareholder processing to money movement instructions.

6.   Handle  bad/returned  check  collections.   Immediately   liquidate  shares
     purchased and return to the shareholder the check and confirmation of the transaction.

7.   Issuing all checks and stopping and replacing lost checks.

8.   Draft clearing services.

     A.   Maintenance of signature cards and appropriate corporate resolutions.

     B. Comparison of the signature on the check to the signatures on the signature card for the purpose of paying the face amount of the check only.

     C. Receiving checks presented for payment and liquidating shares after verifying account balance.

     D.   Ordering   checks  in  quantity   specified  by  the  Series  for  the
          shareholder, if applicable.

9.   Mailing   confirmations,   checks  and/or   certificates   resulting   from
     transaction requests to shareholders.

10.  Performing all of the Series' other mailings, including:

     A.   Dividend and capital gain distributions.

     B.   Semiannual and annual reports.

     C.   1099/year-end shareholder reporting.

     D.   Systematic withdrawal plan payments.

     E.   Daily confirmations.

11. Answering all service related telephone inquiries from shareholders and others, including:

     A.   General and policy inquiries (research and resolve problems).

     B.   Fund yield inquiries.

     C. Taking shareholder processing requests and account maintenance changes by telephone as described above.

     D.   Submit pending requests to correspondence.

     E.   Monitor on-line statistical performance of unit.

     F.   Develop reports on telephone activity.

12.  Respond to written inquiries (research and resolve problems), including:

     A.   Initiate   shareholder   account   reconciliation    proceeding   when
          appropriate.

     B.   Notify shareholder of bad/returned investment checks.

     C.   Respond to financial institutions regarding verification of deposit.

     D.   Initiate proceedings regarding lost certificates.

     E.   Respond to complaints and log activities.

     F.   Correspondence control.

13. Maintaining and retrieving all required past history for shareholders and provide research capabilities as follows:

     A.   Daily  monitoring  of  all  processing   activity  to  verify  back-up
          documentation.

     B.   Provide exception reports.

     C.   Microfilming.

     D.   Storage, retrieval and archive.

14.  Prepare materials for annual meetings.

     A.   Address and mail annual proxy and related material.

     B.   Prepare and submit to Fund and affidavit of mailing.

     C. Furnish certified list of shareholders (hard copy or microfilm) and inspectors of election.

15.  Report and remit as necessary for state escheat requirements.

                                 ADVISOR'S FUND

              ADMINISTRATIVE SERVICES AND TRANSFER AGENCY AGREEMENT

                                   SCHEDULE B


The following charges apply to the Series:

Annual Maintenance Fee:                 $8.00 per account

Transaction Fee:                        $1.00

Dividend Fee:                           $1.00

Annual Accounting Fee:                  Per Series, the greater of $ 15,000 per
                                        year or 0.03% (based on average daily
                                        net asset values).

Annual Administration Fee:              Per Series, 0.045% (based on average
                                        daily net asset values)



If this Agreement shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees set forth above.